Exhibit 99.1

CURIOSITYSTREAM REPORTS
FIRST QUARTER 2026 FINANCIAL RESULTS
AND RAISES DIVIDEND

▪Revenue of $15.2 million
▪Dividend Program Raised to $0.085 per Quarter; $0.34 Annually
▪90 thousand shares repurchased
▪56% gross margin, improving from 53% in the prior-year quarter
SILVER SPRING, Md. (May 14, 2026) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the quarter ended March 31, 2026. In addition, the Company’s Board of Directors raised the Company's second quarter cash dividend to $0.085 per share, payable on June 19, 2026, to stockholders of record on June 5, 2026.
"While we were pleased with Q1's year-over-year operational improvement, Q1's sequential revenue decline was anticipated and, we believe, temporary," said Clint Stinchcomb, President & CEO of CuriosityStream. "We currently expect 2026 to represent a significant step-up in both revenue and cash flow compared to 2025, with subscription revenue increasing by single-digit percentages and with licensing becoming the larger growth engine as it surpasses subscriptions for the full year. In light of our plans to drive double-digit growth in both revenue and cash flow in 2026, our board has raised our dividend to $0.34 per year, reiterating its confidence in this outlook. Notably, gross margin grew to 56%, and this marked our fifth consecutive quarter of positive Adjusted EBITDA and our ninth consecutive quarter of positive Adjusted Free Cash Flow."
First Quarter 2026 Financial Results
•Revenue of $15.2 million, compared to $15.1 million in the first quarter of 2025;
•Gross profit of $8.5 million or 56.1% gross margin, compared to $8.0 million or 53.1% gross margin in the first quarter of 2025;
•Net loss of $1.3 million, inclusive of $2.2 million of non-cash stock-based compensation, compared to a net income of $0.3 million, inclusive of $0.9 million in non-cash stock-based compensation, in the first quarter of 2025.
•Adjusted EBITDA of $0.9 million, a decline of $0.2 million, compared to Adjusted EBITDA of $1.1 million in the first quarter of 2025, and a fifth sequential quarter of positive EBITDA;
•Net cash provided by operating activities of $1.2 million, compared to $1.9 million in the first quarter of 2025;
•Adjusted free cash flow of $1.3 million, compared to $2.0 million in the first quarter of 2025;
•Total advertising and marketing and general and administrative expenses of $10.0 million;
•Paid an ordinary dividend of $4.9 million;
•Repurchased 90 thousand shares; and
•Cash, restricted cash and held-to-maturity securities balance of $23.4 million and no debt as of March 31, 2026.

First Quarter 2026 Business Highlights
•Subscription services launched with partners in the U.S., Australia, New Zealand, and Germany;
•Fourth straight quarter of expanded data and video licensing partnerships for AI training, having now built a differentiated content library of rights to over three million hours of content across multiple genres;
•Building on the solid foundation of our advertising business with U.S. Hispanic and flagship FAST channels recently launched on Amazon, Roku, LG, and Truth+;
•Strengthened content lineup with groundbreaking original series and specials including Loot: The Power of Diamonds, new episodes in the fifth season of Butterfly Effect, and Telescopes: The Truth is Out There, the 100th episode of our brand-defining Breakthrough strand.

Financial Outlook
CuriosityStream expects the following for the first half and full year of 2026:
•First-half 2026 revenue in the range of $35 - $41 million, and full-year 2026 revenue in the range of $75 to $80 million.
•First-half 2026 Adjusted EBITDA1 in the range of $5 - $7 million, and full-year 2026 Adjusted EBITDA1 in the range of $16 to $20 million.
1 See Non-GAAP Financial Measures below.
Conference Call Information
CuriosityStream will host a Q&A conference call today to discuss the Company’s first quarter 2026 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (877) 407-9716 or International at (201) 493-6779 and reference conference ID# 13758750. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2025, that CuriosityStream filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.
Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream's subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.
Non-GAAP Financial Measures
To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
The Company is not able to provide expectations of net cash generated from operating activities, the closest comparable GAAP measure to Adjusted Free Cash Flow (a non-GAAP measure), on a forward-looking basis. The Company is unable to predict without unreasonable costs and efforts the ultimate amounts of certain cash receipts and outlays because, in part, such items may have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. These items are further described in the reconciliation tables and related descriptions below. Further, these items are uncertain, depend on various factors and could be material to the Company’s results computed in accordance with U.S. GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, restructuring charges and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment, restructuring charges and nonrecurring license fees.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.

About CuriosityStream Inc.
CuriosityStream Inc. (Nasdaq: CURI) is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. CuriosityStream is also a leader in high-integrity AI video model training and data licensing, extending the reach and value of its premium library. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity History, Curiosity Animals, Curiosity Explora, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. For more information, visit CuriosityStream.com.
Contacts:
CuriosityStream Investor Relations
Brett Maas
IR@CuriosityStream.com

CuriosityStream Inc.
Condensed Consolidated Balance Sheets

(unaudited and in thousands)	March 31, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$16,900	$18,318
Restricted cash	60	60
Short-term investments in debt and other securities	3,493	8,966
Accounts receivable, net	5,809	8,893
Other current assets	1,207	1,198
Total current assets	27,469	37,435
Investments in debt securities	2,959	—
Investments in equity method investees	3,698	3,668
Property and equipment, net	371	404
Content assets, net	31,311	31,000
Operating lease right-of-use assets	2,684	2,763
Other assets	664	461
Total assets	$69,156	$75,731
Liabilities and stockholders’ equity
Current liabilities
Content liabilities	$306	$362
Accounts payable	6,415	9,449
Accrued expenses and other liabilities	13,455	12,094
Deferred revenue	8,618	8,409
Total current liabilities	28,794	30,314
	—	—
Non-current operating lease liabilities	3,347	3,460
Other liabilities	554	470
Total liabilities	32,695	34,244
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.0001 par value – 125,000 shares authorized as of March 31, 2026, and December 31, 2025; 59,593 shares issued as of March 31, 2026 and 58,950 issued as of December 31, 2025, including 306 and 216 treasury shares; 58,734 shares outstanding as of December 31, 2025; 59,288 shares outstanding as of March 31, 2026.	5	5
Treasury stock	(562)	(251)
Additional paid-in capital	379,136	377,577
Accumulated deficit	(342,118)	(335,844)
Total stockholders’ equity	36,461	41,487
Total liabilities and stockholders’ equity	$69,156	$75,731

CuriosityStream Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(unaudited and in thousands except per share amounts)	2026	2025

Revenues	$15,161	$15,090
Operating expenses
Cost of revenues	6,657	7,080
Advertising and marketing	3,515	2,934
General and administrative	6,533	4,997
	16,705	15,011
Operating loss	(1,544)	79
Change in fair value of warrant liability	—	(7)
Interest and other income	210	426
Equity method investment income (loss)	30	(151)
(Loss) income before income taxes	(1,304)	347
Provision for income taxes	24	28
Net (loss) income	$(1,328)	$319
Net (loss) income per share
Basic	$(0.02)	$0.01
Diluted	$(0.02)	$0.01
Weighted average number of common shares outstanding
Basic	58,949	57,132
Diluted	58,949	57,132

CuriosityStream Inc.
Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(unaudited and in thousands)	2026	2025

Cash flows from operating activities
Net (loss) income	$(1,328)	$319
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Change in fair value of warrant liability	—	8
Additions to content assets	(4,026)	(1,828)
Change in content liabilities	(56)	(276)
Amortization of content assets	3,678	3,513
Depreciation and amortization expenses	41	41
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	(32)	(195)
Stock-based compensation	2,241	863
Equity method investment (income) loss	(30)	151
Other non-cash items	161	120
Changes in operating assets and liabilities
Accounts receivable	3,084	(1,619)
Other assets	(227)	3
Accounts payable	(3,081)	(757)
Accrued expenses and other liabilities	583	2,058
Deferred revenue	202	(479)
Net cash provided by operating activities	1,210	1,922

Cash flows from investing activities
Purchases of property and equipment	—	(77)
Sales of investments in debt securities	$1,000	1,000
Maturities of investments in debt securities	$4,500	7,400
Purchases of investments in debt securities	$(2,954)	(6,253)
Net cash provided by investing activities	$2,546	2,070

Cash flows from financing activities
Repurchases of common stock	(311)	—
Dividends paid	$(4,862)	(2,277)
Payments related to tax withholding	$(1)	(358)
Net cash used in financing activities	$(5,174)	(2,635)

Net (decrease) increase in cash, cash equivalents and restricted cash	(1,418)	1,357
Cash, cash equivalents and restricted cash, beginning of period	18,378	7,951
Cash, cash equivalents and restricted cash, end of period	16,960	9,308

Supplemental disclosure:
Cash paid for taxes, net	$61	$34
Cash paid for operating leases	$97	$141

CuriosityStream Inc.
Reconciliation from Net (Loss) Income to Adjusted EBITDA

	Three Months Ended March 31,
(unaudited and in thousands)	2026	2025

Net Loss	$(1,328)	$319
Change in fair value of warrant liability	—	7
Interest and other income	(210)	(426)
Provision for income taxes	24	28
Equity method investment income (loss)	(30)	151
Depreciation and amortization[1]	41	41
Restructuring[2]	—	25
Other nonrecurring[3]	171	93
Stock-based compensation	2,241	863
Adjusted EBITDA	$909	$1,101
[1] Amounts do not include amortization of content assets.
[2] Consists primarily of severance and workforce optimization expenses resulting from a 2024 reduction in force.
[3] Consists of nonrecurring license and risk mitigation expenses.

CuriosityStream Inc.
Reconciliation from Net Cash Flow provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended March 31,
(In thousands)	2026	2025

Net cash flow provided by operating activities	$1,210	$1,922
Restructuring payments[1]	—	45
Other nonrecurring payments[2]	65	38
Adjusted Free Cash Flow	$1,275	$2,005
[1] Consists primarily of severance and workforce optimization payments resulting from 2024 reductions in force.
[2] Consists primarily of payments related to risk mitigation efforts.